EXECUTION COPY

ITC HOLDINGS CORP.
to
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(f.k.a. The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as Trustee

Fourth Supplemental Indenture
Dated as of December 11, 2009
Supplemental to the Indenture
dated as of July 16, 2003
Establishing a series of Securities designated
5.500% Senior Notes due January 15, 2020

     FOURTH SUPPLEMENTAL INDENTURE, dated as of December 11, 2009 (herein called the “Fourth Supplemental Indenture”), between ITC Holdings Corp., a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the “Company”), and The Bank of New York Mellon Trust Company, N.A. (f.k.a. The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as Trustee under the Original Indenture referred to below (hereinafter called the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of July 16, 2003 (herein called the “Original Indenture”), to provide for the issuance from time to time in one or more series of its debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), the form and terms of which are to be established as set forth in Sections 2.1 and 3.1 of the Original Indenture;
     WHEREAS, the Company has heretofore executed and delivered the First Supplemental Indenture on July 16, 2003 and has issued $267,000,000 aggregate principal amount of 5.25% Senior Notes due July 15, 2013 thereunder;
     WHEREAS, the Company has heretofore executed and delivered the Second Supplemental Indenture on October 10, 2006 and has issued (i) $255,000,000 aggregate principal amount of 5.875% Senior Notes due 2016 and (ii) $255,000,000 aggregate principal amount of 6.375% Senior Notes due 2036 thereunder.
     WHEREAS, the Company has heretofore executed and delivered the Third Supplemental Indenture on January 24, 2008 and has issued $385,000,000 aggregate principal amount of 6.050% Senior Notes due January 31, 2018 thereunder;
     WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 2.1 and 3.1 of the Original Indenture;
     WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $200,000,000 to be designated the “5.500% Senior Notes due 2020,” (herein called the “Senior Notes”) and all action on the part of the Company necessary to authorize the issuance of the Senior Notes under the Original Indenture and this Fourth Supplemental Indenture has been duly taken;
     WHEREAS, the Company desires to issue the Senior Notes in accordance with Section 2.3 of this Fourth Supplemental Indenture and treat the Senior Notes as a single series of Securities for all purposes, as amended or supplemented from time to time in accordance with the terms of this Fourth Supplemental Indenture and the Original Indenture; and
     WHEREAS, all acts and things necessary to make the Senior Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Fourth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.
     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:
     That in consideration of the premises and of the acceptance and purchase of the Senior Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes, as follows:
ARTICLE ONE
DEFINITIONS
     Except to the extent such terms are otherwise defined in this Fourth Supplemental Indenture or the context clearly requires otherwise, all terms used in this Fourth Supplemental Indenture which are defined in the Original Indenture or the form of Senior Note attached hereto as Exhibit A, have the meanings assigned to them therein.
     In addition, as used in this Fourth Supplemental Indenture, the following terms have the following meanings:
     “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.35%.
     “Agent Member” has the meaning given to such term in Section 2.8(a) hereof.
     “Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under generally accepted accounting principles (but excluding any amounts required to be paid by such Person (regardless of whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges) and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with generally accepted accounting principles as in effect as of the date hereof.
     “Clearstream” has the meaning given to such term in Section 2.2(d) hereof.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such Senior Notes.

     “Comparable Treasury Price” means, with respect to any redemption date (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Definitive Securities” has the meaning given to such term in Section 2.2(e) hereof.
     “Depositary” means DTC, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.
     “Distribution Compliance Period” has the meaning given to such term in Section 2.2(d) hereof.
     “DTC” means The Depository Trust Company, a New York corporation, having a principal office at 55 Water Street, New York, New York 10041-0099.
     “Euroclear” has the meaning given to such term in Section 2.2(d) hereof.
     “Global Securities” has the meaning given to such term in Section 2.2(d) hereof.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
     “Initial Purchasers” means Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc.
     “Issue Date” means December 11, 2009, the date on which the Senior Notes are originally issued under this Fourth Supplemental Indenture.
     “Make-Whole Price” has the meaning given to such term in Article Three hereof.
     “Non-U.S. Person” has the meaning assigned to such term in Regulation S.
     “QIBs” has the meaning given to such term in Section 2.2(b) hereof.
     “Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing is not a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will appoint another Primary Treasury Dealer as a substitute.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such redemption date.
     “Regulation S” means Regulation S promulgated under the Securities Act, as amended.
     “Regulation S Definitive Security” has the meaning given to such term in Section 2.8(g) hereof.
     “Regulation S Global Security” has the meaning given to such term in Section 2.2(d) hereof.
     “Regulation S Securities” means Securities offered and sold as part of their initial distribution to persons outside the United States in accordance with Regulation S under the Securities Act.
     “Restricted Global Security” has the meaning given to such term in Section 2.2(c) hereof.
     “Restricted Legend” has the meaning given to such term in Section 2.6(a) hereof.
     “Restricted Securities” has the meaning given to such term in Section 2.6(a) hereof.
     “Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of March 29, 2007, among ITC Holdings Corp., as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, JPMorgan Chase Bank, N.A. as the administrative agent, as the same may be further amended, supplemented, refinanced, refunded, replaced or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.
     “Rule 144A” means Rule 144A under the Securities Act, as may be amended.
     “Rule 144A Definitive Securities” has the meaning given to such term in Section 2.8(b) hereof.
     “Senior Notes” has the meaning given to such term in the preamble hereof.
ARTICLE TWO
TERMS AND ISSUANCE OF THE SENIOR NOTES
     Section 2.1. Issue of Senior Notes. A series of Securities which shall be designated the 5.500% Senior Notes due 2020 shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this Fourth Supplemental Indenture (including the form of Senior Notes set forth hereto as Exhibit A). The aggregate principal amount of Senior Notes which may be authenticated and delivered under this Fourth Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, initially exceed $200,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the Senior Notes, issue additional Senior Notes, which additional Senior Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Senior Notes.
     Section 2.2. Form of Senior Notes; Incorporation of Terms. (a) The Senior Notes issued in transactions exempt from registration under the Securities Act shall be substantially in the form of Exhibit A attached hereto. The Senior Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage. The terms of the Senior Notes set forth in Exhibit A are herein incorporated by reference and are part of the terms of this Fourth Supplemental Indenture.
     (b) The Senior Notes will be offered and sold by the Company pursuant to the terms of a purchase agreement and will be resold initially only to (i) qualified institutional buyers as defined in Rule 144A under the Securities Act (“QIBs”) in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S. Each such purchaser of the Senior Notes so initially resold will be deemed by their acceptance of the Senior Notes to have represented and agreed as follows: it (A) (i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and (iii) is acquiring the Senior Notes for its own account or for the account of a QIB or (B) is not a U.S. person and is purchasing the Senior Notes in an offshore transaction pursuant to Regulation S.
     (c) The Senior Notes offered and sold in reliance on Rule 144A shall be issued, and will only be available, in the form of one or more Global Securities substantially in the form of Exhibit A attached hereto, with such applicable legends as are provided for in Sections 2.6 and 2.8 (each, a “Restricted Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided. The Restricted Global Security shall be in definitive, fully registered form without coupons and be registered in the name of the Depositary or a nominee of the Depositary and deposited with the Trustee, at its corporate trust office, as custodian for the Depositary. The aggregate principal amount of any Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 2.9 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security.
     (d) The Senior Notes offered and sold outside the United States in reliance on Regulation S shall be issued, and will only be available, initially in the form of one or more global Securities substantially in the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.6 (each, a “Regulation S Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided. The Regulation S Global Securities shall be in definitive, fully registered form without coupons and be registered in the name of the Depositary or a nominee of the Depositary and deposited with the Trustee, at its corporate trust office, as custodian for the Depositary, for credit initially and during the Distribution Compliance Period to the respective accounts of beneficial owners of such Securities (or to such other accounts as they may direct) at Euroclear System S.A./N.V.

(“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). As used herein, the term “Distribution Compliance Period”, with respect to the Regulation S Global Securities offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date. The aggregate principal amount of any Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 2.9 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security. The Restricted Global Security and Regulation S Global Security are sometimes collectively referred to herein as the “Global Securities”.
     (e) Senior Notes issued pursuant to Section 2.8(d) in exchange for interests in a Global Security shall be issued substantially in the form of Exhibit A attached hereto, in definitive, fully registered form without interest coupons, but shall not bear the legend for Global Securities in Section 2.8(b) (the “Definitive Securities”). Except as provided herein, owners of beneficial interests in Global Securities shall not be entitled to physical delivery of Definitive Securities.
     Section 2.3. Execution and Authentication. The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this Fourth Supplemental Indenture, shall authenticate and deliver Senior Notes for original issue in an initial aggregate principal amount of $200,000,000. Such Company Order shall specify the amount of the Senior Notes to be authenticated, the date on which the original issue of Senior Notes is to be authenticated and the aggregate principal amount of Senior Notes outstanding on the date of authentication. All of the Senior Notes issued under this Fourth Supplemental Indenture shall be treated as a single series for all purposes under the Original Indenture and this Fourth Supplemental Indenture, including, without limitation, waivers, amendments and offers to purchase.
     Section 2.4. Depositary for Global Securities. The Depositary for the Senior Notes issued under this Fourth Supplemental Indenture shall be DTC in the City of New York.
     Section 2.5. Place of Payment. The Place of Payment in respect of the Senior Notes will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee in The City of New York, State of New York, which, at the date hereof, is located at c/o The Bank of New York Mellon, Trust Services Window, 101 Barclay Street, New York, NY 10286.
     Section 2.6. Legends.
     (a) All Senior Notes issued pursuant to this Fourth Supplemental Indenture shall be “Restricted Securities” and shall bear a legend to the following effect (the “Restricted Legend”), except as permitted by the following paragraphs (b) and (c), as appropriate:
“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION

THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”
     Each Definitive Security shall bear the following legend on the face thereof:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
     (b) Upon any sale or transfer of a Restricted Security pursuant to Rule 144 under the Securities Act, the Depositary shall, subject to approval by the Company and the provisions of Section 3.5 of the Original Indenture, permit the Holder thereof to request the issuance of a global Senior Note that does not bear one or more of the legends set forth above and rescind any restrictions on the transfer of such Restricted Security, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Depositary.
     (c) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Senior Notes acquired pursuant to Regulation S, all requirements that such Senior Notes bear the Restricted Legend shall cease to apply (but requirements requiring such Senior Notes to be in global form and bear the global legend in Section 2.8 shall continue to apply).

     Section 2.7. Restrictions on Transfer and Exchange of Senior Notes.
     All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be valid obligations of the Company, evidencing the same interest therein, and entitled to the same benefits under the Original Indenture and this Fourth Supplemental Indenture, as the Senior Notes surrendered upon such registration of transfer or exchange.
     A Holder may transfer a Senior Note, or request that a Senior Note be exchanged for Senior Notes in authorized denominations and in an aggregate principal amount equal to the principal amount of such Senior Note surrendered for exchange of other authorized denominations, by surrender of such Senior Note to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Original Indenture and this Fourth Supplemental Indenture, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Security Registrar. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Register. Prior to the registration of any transfer of a Senior Note by a Holder as provided herein, the Company, the Security Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Security is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Security and for all other purposes, and none of the Company, the Security Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary. Furthermore, the Depositary shall, by acceptance of a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent) and that ownership of a beneficial interest in the Senior Notes shall be required to be reflected in book-entry. When Senior Notes are presented to the Security Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Senior Note in a principal amount equal to the aggregate principal amount of Senior Notes surrendered for exchange, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.
     To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute, and the Trustee shall authenticate, Senior Notes at the Security Registrar’s request. No service charge shall be made to a Holder for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Senior Notes. All Senior Notes surrendered for registration of transfer or exchange shall be cancelled by the Trustee in accordance with its then customary procedures.
     Section 2.8 Book-Entry Provisions for Restricted Global Securities and Regulation S Global Securities.
     (a) Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Original Indenture, this Fourth Supplemental Indenture and the Senior Notes with respect to any Global Security held on their behalf by DTC, or the Trustee, as its custodian, and DTC may be treated by the Company, the Trustee and any agent of the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security. Upon the issuance of any Global Security, the Security Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Security.
     (b) Transfers of any Global Security shall be limited to transfers of such Restricted Global Security or Regulation S Global Security in whole, but not in part, to DTC. Beneficial interests in the Restricted Global Security and any Regulation S Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.9. Beneficial interests in a Restricted Global Security or a Regulation S Global Security shall be delivered to all beneficial owners thereof in the form of Rule 144A Definitive Securities (“Rule 144A Definitive Securities”) or Regulation S Definitive Securities (“Regulation S Definitive Securities”), as the case may be, if (i) DTC notifies the Trustee that it is unwilling or unable to continue as depositary for such Restricted Global Security or Regulation S Global Security, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice and (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Global Security with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Security advise the Trustee, the Company and DTC through Agent Members in writing that the continuation of a book-entry system through DTC is no longer in their best interests.
     (d) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon such transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
     (e) In connection with the transfer of an entire Restricted Global Security or an entire Regulation S Global Security to the beneficial owners thereof pursuant to paragraph (b) of this Section 2.8, such Restricted Global Security or Regulation S Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Restricted Global Security or Regulation S Global Security, as the case may be, an equal aggregate principal amount of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, of authorized denominations. None of the Company, the Security Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, the Company and the Trustee shall recognize the Person in whose name the Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, are registered in the Register as Holders hereunder.

     (f) Any Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, delivered in exchange for an interest in the Restricted Global Security pursuant to paragraph (b) of this Section 2.8 shall, except as otherwise provided by paragraph (d) of Section 2.9, bear the Restricted Legend.
     (g) Prior to the expiration of the Distribution Compliance Period, any interests in a Regulation S Global Security issued in definitive, fully registered form without interest coupons (“Regulation S Definitive Security”) delivered in exchange for an interest in a Regulation S Global Security pursuant to paragraph (b) of this Section 2.8 shall bear the Restricted Legend.
     (h) The registered holder of any Restricted Global Security or Regulation S Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Original Indenture or this Fourth Supplemental Indenture or the Securities.
     (i) Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.
     Section 2.9 Special Transfer Provisions.
     The following provisions shall also apply to the Senior Notes:
     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Note required to bear the Restricted Legend to a QIB (excluding Non-U.S. Persons):
     (i) If the Senior Note to be transferred consists of an interest in any Regulation S Global Security during the Distribution Compliance Period, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Senior Note stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     (ii) Upon receipt by the Security Registrar of the documents required by clause (i) above and instructions given in accordance with DTC’s and the Security Registrar’s procedures therefor, the Security Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Security in an amount equal to the principal amount of the interests in such Regulation S Global Security and the Trustee shall decrease the amount of such Regulation S Global Security so transferred.
     (b) Transfers of Interests in the Regulation S Global Security.
     (i) After the expiration of the Distribution Compliance Period, the Security Registrar shall register any transfer of interests in any Regulation S Global Security without requiring any additional certification.
     (ii) Until the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear S.A./N.V. or Clearstream Banking, société anonyme (as indirect participants in the Depositary) or Agent Members acting for and on behalf of Euroclear and Clearstream only (x) for interests in a Regulation S Global Security and then only upon certification in form reasonably satisfactory to the Trustee that interests in such Regulation S Global Security are owned by either Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act or (y) for interests in the Restricted Global Security or if the transferor first delivers to the Trustee a written transfer notice to the effect that the Securities are being transferred to a person (A) who the transferor reasonably believes to be a QIB; (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.
     (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of a Senior Note to a Non-U.S. Person:
     (i) Prior to the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer of a Senior Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit B, hereto from the proposed transferor.
     (ii) After the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Senior Note to be transferred is an interest in a Restricted Global Security, upon receipt of a certificate substantially in the form of Exhibit B, from the proposed transferor. The Security Registrar shall promptly send a copy of such certificate to the Company.
     (iii) Upon receipt by the Security Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with DTC’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred, and, upon receipt by the Security Registrar of instructions given in accordance with DTC’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Restricted Global Security to be transferred, and the Trustee shall decrease the amount of such Restricted Global Security.
     (d) Restricted Legend. Upon the transfer, exchange or replacement of Senior Notes not bearing the Restricted Legend, the Security Registrar shall deliver Senior Notes that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Senior Notes bearing the Restricted Legend, the Security Registrar shall deliver only Senior Notes that bear the Restricted Legend unless either (i) the circumstances contemplated by paragraph (c)(ii) of this Section 2.9 exist or (ii) there is delivered to the Security Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
     (e) General. By acceptance of any Senior Note bearing the Restricted Legend, each Holder of such Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in such Restricted Legend and otherwise in this Fourth Supplemental Indenture and agrees that it will transfer such Senior Note only as provided in such Restricted Legend and otherwise in this Fourth Supplemental Indenture. In connection with any transfer of Senior Notes, each Holder agrees by its acceptance of the Senior Notes to furnish the Security Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article 2; provided that the Security Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.
     Until such time as no Senior Notes remain Outstanding, the Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.8 or this Section 2.9. The Trustee, if not the Security Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.
     In the event that any Global Security or any portion thereof is exchanged for Definitive Securities, such other Definitive Securities may be exchanged (by transfer or otherwise) for Definitive Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with procedures substantially consistent with this Article Two (including any certification requirements) and applicable procedures adopted by the Company and the Trustee.
     Until Definitive Securities are ready for delivery, the Company may use temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall deliver Definitive Securities in exchange for temporary Securities.
     The Company may issue some or all of the Securities in temporary or permanent global form. The Company may issue a Global Security only to the Depositary. A Depositary may transfer a Global Security only to its nominee or to a successor Depositary. A Global Security shall represent the amount of Senior Notes specified in the Global Security. A Global Security may have variations that the Depositary requires or that the Company considers appropriate for such a security.
     Beneficial owners of part or all of a Global Security are subject to the rules of the Depository as in effect from time to time.
     The Company, the Trustee and their agents shall not be responsible for any acts or omissions of a Depositary, for any Depositary records of beneficial ownership interests or for any transactions between or among the Depositary, Agent Members and beneficial owners.
     The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Paying Agent, if not the Trustee, shall forward to the Trustee any Senior Notes surrendered to them for payment or conversion. The Trustee shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Senior Notes according to its then customary practices. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or which have been delivered to the Trustee for cancellation.
     Section 2.10. Events of Default. The provisions of Section 5.1 of the Original Indenture shall be applicable to the Senior Notes; provided, however, that clause (d) of the Section 5.1 shall now read as follows: “(d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default in the performance or breach for a period of 60 consecutive days (or 90 days in the case of the covenant described under Section 10.11) after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.”
     Section 2.11. Consolidation, Merger, Conveyance, Transfer of Lease. The provisions of Section 8.1 of the Original Indenture shall be applicable to the Senior Notes; provided, however, that the term “Corporation” as used in clause (a) of Section 8.1 will be replaced with the term “Person” and such term will have the same meaning ascribed to it in the Original Indenture.
     Section 2.12. Restrictions on Liens. The covenant provided by Section 10.9 of the Original Indenture shall be applicable to the Senior Notes; provided, however, that (i) the term of “$100,000,000” set forth in paragraph (b) of Section 10.9 shall be replaced with “$125,000,000” and (ii) the following Liens shall not be restricted by such covenant: “Liens to secure Indebtedness of any Subsidiary under any mortgage bond indenture similar to the First Mortgage Indenture on the assets of any Subsidiary of the same type that constitute collateral under the First Mortgage Indenture.”

     Section 2.13. Restrictions on Sale and Leaseback Transactions. The covenant provided by Section 10.10 of the Original Indenture shall be applicable to the Senior Notes.
     Section 2.14. Limitation on Incurrence of Debt. The covenant provided by Section 10.8 of the Original Indenture shall not be applicable to the Senior Notes.
     Section 2.15. Reports. The covenant provided by Section 10.11 of the Original Indenture shall be applicable to the Senior Notes; provided, however, that the phrase “provided, that at such time as the Company is required to file reports on Form 8-K, the Company shall mail to the Trustee and the Holders, within the time periods specified in the Commission’s rules and regulations” shall now read “provided, that at such time as the Company is required to file reports on Form 8-K, the Company shall mail to the Trustee and the Holders or post on the Company’s website, within the time periods specified in the Commission’s rules and regulations”.
     Section 2.16. Defeasance and Covenant Defeasance. The provisions of Section 13.4 of the Original Indenture shall be applicable to the Senior Notes; provided, however, that clause (c) shall now read as follows: “In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.”
ARTICLE THREE
REDEMPTION
     The Senior Notes may be redeemed, in accordance with the procedures set forth in the Original Indenture, on not less than 30 nor more than 60 days’ notice given as provided in the Original Indenture, as a whole or in part, at any time at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date (the “Make-Whole Price”); provided, however, that installments of interest on the Senior Notes that are due and payable on an interest payment date falling on or prior to the relevant redemption date will be payable to the holders of such Senior Notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture.
     In the event of a partial redemption of the Senior Notes, the Company will issue new Senior Notes for the unredeemed portion in the name of each Holder of the partially redeemed Senior Notes.

     If less than all of the Senior Notes are to be redeemed, the Senior Notes will be redeemed, pro rata by the Trustee or by such method of selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of Senior Notes and portions of Senior Notes in amounts of $2,000 or any integral multiples of $1,000 in excess thereof from the outstanding Senior Notes, in accordance with Section 11.3 of the Original Indenture.
     Unless the Company defaults in payment of the redemption price, the portion of Senior Notes called for redemption will no longer accrue interest on and after the redemption date.
ARTICLE FOUR
MISCELLANEOUS
     Section 4.1. Execution as Supplemental Indenture. This Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Fourth Supplemental Indenture forms a part thereof.
     Section 4.2. Conflict with Trust Indenture Act. This Fourth Supplemental Indenture may, but is not, as of the date first written above, required to be, qualified under and subject to the Trust Indenture Act. If this Fourth Supplemental Indenture shall become qualified under and subject to the Trust Indenture Act, then if any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Original Indenture, which is required to be included in this Fourth Supplemental Indenture, or in the Original Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable. Except as expressly provided otherwise herein, any reference herein to a requirement under the Trust Indenture Act shall apply only upon and so long as this Fourth Supplemental Indenture shall become qualified under and subject to the Trust Indenture Act.
     Section 4.3. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 4.4. Successors and Assigns. All covenants and agreements by the Company and the Trustee in this Fourth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.
     Section 4.5. Separability Clause. In case any provision in this Fourth Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 4.6. Benefits of Second Supplemental Indenture. Nothing in this Fourth Supplemental Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

     Section 4.7. Execution and Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 4.8. Governing Law. This Fourth Supplemental Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York except that if this Fourth Supplemental Indenture shall become qualified under and subject to the Trust Indenture Act, this Fourth Supplemental Indenture and Senior Notes shall be governed by the Trust Indenture Act to the extent that the Trust Indenture Act shall be applicable.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

ITC HOLDINGS CORP.
By	/s/ Cameron M. Bready
	Name:	Cameron M. Bready
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By	/s/ M. Callahan
	Name:	M. Callahan
	Title:	Vice President

STATE OF MICHIGAN	)
) ss.:
COUNTY OF OAKLAND	)
     On this 11th day of December 2009, before me personally appeared Cameron M. Bready, to me known to be Sr. VP, Treasurer & CFO of ITC Holdings Corp., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said Corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Denise M. Juras
Denise M. Juras, Notary Public
Oakland County, Michigan
My Commission expires: Oct. 29, 2014
Acting in the County of: Oakland

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)
     On the ___ day of December in the year 2009 before me, the undersigned, personally appeared                                         , Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ T. Mosterd
Print Name: T. Mosterd

Notary Public, State of Illinois
Commission expires: 1/22/13

EXHIBIT A
[FORM OF FACE OF 5.500% SENIOR NOTES DUE 2020]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]*
[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

*	To be included on the face of each Global Security.

UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]**
[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]***
ITC HOLDINGS CORP.
5.500% SENIOR NOTES DUE 2020
$

No. ___	CUSIP

ISIN
          ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of the State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of $                     on January 15, 2020 and to pay interest thereon from December 11, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing July 15, 2010, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture hereinafter referenced, at the rate of 5.500% per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in

**	To be included on the face of each Restricted Security and Rule 144A Definitive Security.

***	To be included on the face of each Definitive Security.

whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given as provided in said Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          Payment of the principal of (and premium, if any) and interest on the Securities of this series will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or place of business of the Trustee or its successor in trust under the Original Indenture hereinafter referenced, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; [if this Security is not a Global Security, insert — provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [if this Security is a Global Security, insert—provided, however, that except with respect to payments of principal, payments shall be made by wire transfer of immediately available funds with respect to payments in respect of Global Securities if the Holders thereof have provided wire instructions in respect of such payments to the Company or the Paying Agent]. Holders must surrender Securities to a Paying Agent to collect principal payments.
          Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture (hereinafter referenced), this Security shall not be entitled to any benefits under the Indenture (hereinafter referenced), or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed.
Dated:

ITC HOLDINGS CORP.

BY
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:	The Bank of New York Mellon Trust Company, N.A., as Trustee,
By:
Authorized Signatory

[FORM OF REVERSE OF 5.500% SENIOR NOTES DUE 2020]
          This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein sometimes referred to as the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of July 16, 2003, as supplemented by the First Supplemental Indenture, dated as of July 16, 2003, the Second Supplemental Indenture, dated as of October 10, 2006, the Third Supplemental Indenture, dated as of January 24, 2008 and the Fourth Supplemental Indenture, dated as of December 11, 2009 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities of this series and of the terms upon which the Securities of this series are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $200,000,000; provided that the Company may from time to time, without the consent of the Holders of the Securities of this series, create and issue an additional principal amount of Securities having the same terms and conditions and the same CUSIP number as this Security in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional Securities issued in this manner will be consolidated with and will form a single series with the previous outstanding Securities of this series. The Indenture permits the Company to issue an unlimited amount of Securities in different series from time to time. The specific terms of each of the series may differ from this Security. The Indenture does not limit the number of other series of Securities the Company may issue or the aggregate amount of any particular series.
          This Security may be redeemed in accordance with the procedures set forth in the Indenture on not less than 30 nor more than 60 days’ notice given as provided in the Indenture, as a whole or in part, at any time at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date (the “Make-Whole Price”); provided, however, that installments of interest on the Securities that are due and payable on an interest payment date falling on or prior to the relevant redemption date will be payable to the holders of such Securities, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture.
          In the event of a partial redemption of the Securities, the Company will issue new Securities for the unredeemed portion in the name of each Holder of the partially redeemed Securities.

          Unless the Company defaults in payment of the redemption price, the portion of Securities called for redemption will no longer accrue interest on and after the redemption date.
          If less than all of the Securities of this series are to be redeemed, the Securities of this series will be redeemed on a pro rata basis by the Trustee from the Outstanding Securities of this series or by such method of selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for selection for redemption of the Securities of this series and portions of such Securities in amounts of $2,000 or any integral multiple of $1,000 in excess thereof from the Outstanding Securities.
          The Securities are subject to the further redemption provisions and procedures set forth in the Indenture.
          The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Securities of this series and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth in the Indenture.
          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.
          No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on the Securities of this series at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender of the Securities of this series for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on the Securities of this series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of the Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of the Securities of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Securities of this series are registered as the owner hereof for all purposes, whether or not the Securities of this series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          The Securities of this series are not subject to any sinking fund.
          Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.
          The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York, except that if the Fourth Supplemental Indenture shall become qualified under and subject to the Trust Indenture Act, this Senior Note shall be governed by the Trust Indenture Act to the extent that the Trust Indenture Act shall be applicable.
          All capitalized terms used but not defined in this Security shall have the meanings assigned to them in the Indenture.

FORM OF TRANSFER NOTICE
          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Security Registrar with full power of substitution in the premises.
[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL SECURITIES,
EXCEPT REGULATION S GLOBAL SECURITIES AND
REGULATION S DEFINITIVE SECURITIES]
          In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or the date on which the Security is no longer considered a “restricted security” under Rule 144 of the Securities Act of 1933, the undersigned confirms that without utilizing any general solicitation or general advertising that:
[Check One]
[___] (a) the Securities are being transferred to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) (a “QIB”) that purchases for its own account or for the account of one or more QIBs to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act;
or
[___] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.9 of the Fourth Supplemental Indenture shall have been satisfied.

Date:[___________, __]	[Name of Transferor]
By:

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended..

EXHIBIT B
[Form of Regulation S Transfer Certificate]
[Date]
ITC Holdings Corp. (the “Company”)
27175 Energy Way
Novi, Michigan 48377
Attention: General Counsel
The Bank of New York Mellon Trust Company, N.A. (the “Trustee”)
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust
Ladies and Gentlemen:
          In connection with our proposed transfer of $                     aggregate principal amount of 5.500% Senior Notes due 2020 (the “Notes”) of the Company, we confirm that:
(a)	the offer of the Notes was not made to a person in the United States;

(b)	either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)	no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

(d)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
          In addition, if the sale is made during the Distribution Compliance Period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

B-1

          The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]
By:
Authorized Signature

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